PRESS RELEASE


FOR IMMEDIATE RELEASE
Contact:  John Stigall
Phone:   (859) 236-4181
Fax:     (859) 236-4363


                  CKF BANCORP, INC. ANNOUNCES EARNINGS FOR THE
                        THREE MONTHS ENDED MARCH 31, 2003


Danville, Kentucky, April 15, 2003 - CKF Bancorp, Inc. (CKFB), parent company of Central Kentucky Federal Savings Bank, reported consolidated net earnings of $344,673 for the three months ended March 31. 2003 compared to $315,971 for the three months ended March 31, 2002, an increase of 9.1%. Basic earnings per share were $.50 and diluted earnings per share were $.49 for the three months ended March 31, 2003 compared to $.48 earnings per share on both a basic and a diluted basis for the three months ended March 31, 2002.

Total assets at March 31, 2003 were $142.0 million compared to $142.4 million at December 31, 2002. Deposits were $120.6 million at March 31, 2003 compared to $120.3 million at December 31, 2002. Stockholders' equity was $13.9 million at both March 31, 2003 and December 31, 2002.

Central Kentucky Federal Savings Bank's main office is located at 340 W. Main Street, Danville, Kentucky. The Bank also operates two full service branch offices, located in Danville and Lancaster, Kentucky and a loan production office in Nicholasville, Kentucky.

                                CKF BANCORP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                           MARCH 31,     DECEMBER 31,
     ASSETS                                                  2003           2002
                                                         ------------   ------------
Cash and cash equivalents                                $ 19,982,922   $ 13,717,142
Investment securities                                       3,352,770      3,562,498
Federal Home Loan Bank stock                                1,681,900      1,665,500
Loan receivable, net                                      112,785,520    119,117,010
Other assets                                                4,234,045      4,293,662
                                                         ------------   ------------
          Total assets                                   $142,037,157   $142,355,812
                                                         ============   ============

     LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                                 $120,546,156   $120,253,479
Advances from the Federal Home Loan Bank                    6,015,146      6,680,403
Other Liabilities                                           1,563,003      1,508,296
                                                         ------------   ------------
            Total liabilities                             128,124,305    128,442,178
Shareholders' equity                                       13,912,852     13,913,634
                                                         ------------   ------------
            Total liabilities and shareholders' equity   $142,037,157   $142,355,812
                                                         ============   ============


                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                                     2003         2002
                                                  ----------   ----------
Total interest income                             $2,106,091   $2,368,371

Total interest expense                             1,077,454    1,378,337
                                                  ----------   ----------
            Net interest income                    1,028,637      990,034

Provision for losses on loans                         30,000       30,000
                                                  ----------   ----------
            Net interest income after provision
                for losses on loans                  998,637      960,034

Other income                                          47,816       46,732

General, administrative and other expense            541,462      528,022
                                                  ----------   ----------
            Earnings before income taxes             504,991      478,744

Federal income taxes                                 170,318      162,773
                                                  ----------   ----------
            NET EARNINGS                          $  334,673   $  315,971
                                                  ==========   ==========
            EARNINGS PER SHARE

                Basic                             $      .50   $      .48
                                                  ==========   ==========
                Diluted                           $      .49   $      .48
                                                  ==========   ==========

            WEIGHTED-AVERAGE SHARES OUTSTANDING

                Basic                                668,079      652,134
                                                  ==========   ==========
                Diluted                              682,707      659,760
                                                  ==========   ==========